UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 6, 2017
Date of report (Date of earliest event reported):

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Chesapeake Drive
Second Floor
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(650) 556-9440

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Financial Officer and Principal Accounting Officer

On March 6, 2017, the Board of Directors of Support.com, Inc. (the “Company”) appointed Richard Bloom, the current interim President and Chief Executive Officer of the Company, as Principal Financial Officer and Principal Accounting Officer of the Company, effective as of February 28, 2017.  Mr. Bloom has been interim President and Chief Executive Officer of the Company since October 28, 2016 and has served as a director since June, 2016.

Mr. Bloom, age 49, serves as a director of WestMountain Gold, Inc., a publicly traded precious metals exploration company with an active gold mining project in Alaska, and has served since June 2016. Mr. Bloom also serves as a director of NexCore Group, LLC (formerly publicly traded as NexCore Healthcare Capital Corporation), a national healthcare real estate developer, operator and property manager, and has served since December 2010. He also serves as a director of GlideRite Corporation, a national field-service operator that provides equipment repair and maintenance service provider to the country’s largest retailers, and has served since June 2009. Additionally, he served as Executive Chairman of Arcata LLC (formerly MyPrint Corp), a web-based marketing execution services company, from 2009 through October 2011. He served as President and Chief Operating Officer of Renaissance Acquisition Corporation, a publicly traded special purpose acquisition company, from the date of their initial public offering in 2007 until 2009. Mr. Bloom served as the Chief Executive Officer of Caswell Massey, a branded personal care consumer product company with a catalog and internet sales division as well as retail stores throughout the country, from early 2006 to 2007, and as a director and Vice Chairman of Caswell Massey from 2003 to 2007. Mr. Bloom served as President, CEO, COO and various other positions of Marietta Corporation, a maker and marketer of personal care and household products for the country’s largest consumer product companies, from 1999 to 2006. Mr. Bloom also served as a director of Marietta Holding Corporation, the successor entity to Marietta Corporation, from 2004 to 2007, and as a director and President of BFMA Holding Corporation, which owned and operated Marietta Corporation, from 1996 to 2004. Mr. Bloom also served as a director of AmeriQual Group, LLC, the largest producer and supplier of meals ready-to-eat to the United States military, from 2005 to 2007. Mr. Bloom earned a BS summa cum laude in Economic Science from The Wharton School, University of Pennsylvania.

Mr. Bloom did not receive additional compensation upon his appointment as Principal Financial Officer and Principal Accounting Officer of the Company.

There are no arrangements or understandings between Mr. Bloom and any other person pursuant to which Mr. Bloom was selected as an officer of the Company. There are no family relationships between Mr. Bloom and any director or executive officer, or person nominated or chosen by the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary